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                                   EXHIBIT 5.1

                              OPINION RE: LEGALITY



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                                [LETTERHEAD]


                                September 7, 1999

Western Sierra Bancorp
4011 Plaza Goldorado Circle
Cameron Park, California 95682

Re:      Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to (i) the Western Sierra Bancorp 1999 Stock Option Plan, of 300,000 shares of Western Sierra Bancorp no par value common stock ("Common Stock")issuable upon the exercise of stock options granted under the Western Sierra Bancorp 1999 Stock Option Plan; (ii) the Western Sierra Bancorp 1997 Stock Option Plan, of 108,000 shares of Common Stock issuable upon exercise of stock options granted under the Western Sierra Bancorp 1997 Stock Option Plan; (iii) the Western Sierra National Bank 1989 Stock Option Plan, of 49,104 shares of Common Stock issuable upon the exercise of stock options granted under the Western Sierra National Bank 1989 Stock Option Plan; (iv) the Roseville 1st National Bank 1993 Stock Option Plan, of 26,641 shares of Common Stock issuable upon exercise of stock options granted under the Roseville 1st National Bank 1993 Stock Option Plan; and (v) the Lake Community Bank 1984 Stock Option Plan, of 22,508 shares of Common Stock issuable upon the exercise of stock options granted under the Lake Community Bank 1984 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Western Sierra Bancorp 1999 Stock Option Plan, the Western Sierra Bancorp 1997 Stock Option Plan, the Western Sierra National Bank 1989 Stock Option Plan, the Roseville 1st National Bank 1993 Stock Option Plan and the Lake Community Bank 1984 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                              Respectfully submitted,

                                              GARY STEVEN FINDLEY & ASSOCIATES

                                            By: /s/ Gary Steven Findley


                                              Gary Steven Findley
                                              Attorney at Law

GSF:bl